SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  APRIL 12, 2002
                                  Date of Report
                         ---------------------------------
                         (Date of Earliest Event Reported)


                             SILK BOTANICALS.COM, INC.
               ------------------------------------------------------
               (Exact name of Registrant as Specified in its Charter)


                              975 S. CONGRESS AVENUE
                                    SUITE 102
                            DELRAY BEACH, FLORIDA 33445
                      ----------------------------------------
                      (Address of Principal Executive Offices)


                                   (561) 265-3600
                           -------------------------------
                           (Registrant's Telephone Number)

       FLORIDA                       0-21725                  65-0886132
----------------------------      ----------------        -------------------
(State or other jurisdiction      (Commission File          (IRS Employer
     of incorporation)                Number)             Identification No.)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On January 31, 2002 Vance Energy, Ltd. ("Vance"), a Belize corporation, entered into an Asset Purchase Agreement ("Agreement") with Silk Botanicals.Com, Inc. ("Registrant") regarding the sale of certain oil and gas reserves located in Texas ("Acquired Assets") of Vance to Registrant in exchange for 3,316,000 shares of Registrant common stock in a tax-free reorganization. The transaction closed on April 12, 2002.

The purchase price was arrived at through negotiation between the Seller and the Registrant.

Prior to the consummation of the Acquisition, neither Seller nor any of its affiliates, officers or directors owned, directly or indirectly, any of the voting securities of Registrant.


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The foregoing summary of the terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as
Exhibit 2.4 hereto, and incorporated herein by reference.

Prior to the consummation of the Acquisition, Registrant did not own, directly or indirectly, any of the voting securities of Vance Energy Ltd..


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

         (a) Financial Statements of Business Acquired. It is impractical to provide financial statements related to the transactions described herein at the time. If required, such financial statements will be filed within sixty (60) days of the latest required date of the filing of this Form 8-K Current Report.

         (b) Pro Forma Financial Information. If required, such pro forma financial statements will be filed within sixty
                  (60) days of the latest required date of the filing of this Form 8-K Current Report.

         (c)      Exhibits.

                  2.4 Asset Purchase Agreement dated as of January 31, 2002 between Vance Energy Ltd. and Registrant.

THE REGISTRANT UNDERTAKES TO FURNISH SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST A COPY OF ANY EXHIBIT OR SCHEDULE TO THE ASSET PURCHASE AGREEMENT.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SILK BOTANICALS.COM, INC.


                                    BY: /s/ JOSEPH R. BERGMANN, PRESIDENT
                                       -----------------------------------



DATE: April 26, 2002


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